DISCOVERY, INC. REPORTS FIRST QUARTER 2019 RESULTS

Silver Spring, MD – May 2, 2019: Discovery, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the quarter ended March 31, 2019.

Operational Highlights

•	Announced a 10-year global partnership with the BBC for factual SVOD content as well as a resolution of the UKTV joint venture;

•	Delivered the top-four cable networks for women 25-54 in the U.S. with ID, HGTV, Food Network and TLC, for the first quarter of 2019(1);

•	Successfully launched digital streaming video platform GOLFTV internationally;

•	Announced a multi-platform media joint venture with Chip and Joanna Gaines that will rebrand DIY Network, with the new brand expected to be unveiled in Summer 2020;

•	Acquired a controlling interest in digital cycling platform Play Sports Group; and

•	Secured a new distribution agreement in the U.S. with YouTube TV, adding to broad inclusion across virtual MVPD services.

“In the first quarter we delivered a solid start to 2019, as we continue to power people's passions through our loved brands and our owned global IP in genres that nourish audiences around the world,” said David Zaslav, President and Chief Executive Officer for Discovery. “We are a differentiated media company and have the right strategy, assets, brands, and management team necessary to drive additional shareholder value.”

First Quarter 2019 Financial Results
First quarter revenues of $2,707 million increased 17% on a reported basis compared with the prior year's quarter. Excluding the impact of foreign currency fluctuations(2), revenues increased 21%. On a pro forma(3) combined basis, excluding the impact of foreign currency fluctuations, total company revenues decreased 5%, as a 3% increase in U.S. Networks was more than offset by a 15% decrease in International Networks primarily due to revenues from the Olympics in the first quarter of 2018 and a significant decrease in Other due to the sale of the education business(4).

First quarter Adjusted Operating Income Before Depreciation and Amortization ("Adjusted OIBDA")(5) of $1,159 million increased 63% on a reported basis compared with the prior year's quarter. Excluding the impact of foreign currency fluctuations, Adjusted AOIBDA increased 67%. On a pro forma combined basis, excluding the impact of foreign currency fluctuations, total company Adjusted OIBDA increased 21%, as U.S. Networks increased 17% and International Networks increased 46%, primarily due to the Olympics in the first quarter of 2018.

(1)	Source: Nielsen, C3 delivery (000), Q1 2019 (12/31/2018 - 3/31/2019) in Sales Prime (M-Su 8p-12a) for women ages 25-54.
(2)	Refer to page 6 for our methodology for calculating growth rates excluding the impact of currency effects.
(3)
Pro forma is defined as the results of the Company as if the acquisition of Scripps Networks had occurred on January 1, 2017. Pro forma change for Total Company and the International Networks segment excludes the impact from foreign currency fluctuations. Refer to page 6 for the full list of pro forma adjustments and to pages 11-14 for full detail on pro forma operating results.

(4)	The Company sold a majority stake in the education business on April 30, 2018.
(5)	See full definition of Adjusted OIBDA on page 5.

First quarter net income available to Discovery, Inc. was $384 million, compared with a loss of $8 million in the prior year's quarter. The improvement in net income was a result of higher operating results primarily driven by the integration of Scripps Networks and to a lesser extent income from equity investments versus a loss in the first quarter of 2018, partially offset by higher tax expenses versus a tax benefit in the first quarter of 2018. Diluted earnings per share(1) increased to $0.53 due to higher net income. Adjusted Earnings Per Share ("Adjusted EPS")(1),(2), which excludes the impact of amortization of acquisition-related intangible assets, net of tax was $0.87. Adjusted EPS excluding $10 million, or $0.01 per share, of after-tax restructuring and other charges, and $(22) million, or $(0.03) per share, from a one-time settlement of a withholding tax claim, net of tax was $0.85.

Free cash flow(3) increased to $498 million for the first quarter of 2019 as cash flow from operations increased to $542 million while capital expenditures of $44 million were consistent with the prior year's quarter. Cash flow from operations increased primarily due to the full quarter impact from the integration of Scripps Networks as well as lower cash restructuring charges.

SEGMENT RESULTS

Total Company

(dollars in millions)	Three Months Ended March 31,
	2019	2018	Change	Pro Forma Change(4)
Revenues:
U.S. Networks	$1,752	$1,174	49%	3%
International Networks	952	1,098	(13)%	(15)%
Other	3	35	(91)%	(91)%
Corporate and Inter-Segment Eliminations	—	—	—%	—%
Total revenues	$2,707	$2,307	17%	(5)%

Adjusted OIBDA:
U.S. Networks	$1,061	$652	63%	17%
International Networks	219	137	60%	46%
Other	1	3	(67)%	(67)%
Corporate and Inter-Segment Eliminations	(122)	(83)	(47)%	(18)%
Total Adjusted OIBDA	$1,159	$709	63%	21%

U.S. Networks

(dollars in millions)	Three Months Ended March 31,
	2019	2018	Change	Pro Forma Change
Revenues:
Advertising	$1,022	$627	63%	4%
Distribution	697	514	36%	4%
Other	33	33	—%	(18)%
Total revenues	$1,752	$1,174	49%	3%
Adjusted OIBDA	$1,061	$652	63%	17%

(1)	All per share amounts are calculated using net income. Refer to table on page 16 for the full schedule.
(2)	See full definition of Adjusted EPS on page 5.
(3)	Free cash flow is defined as cash provided by operating activities less purchases of property and equipment.
(4)
Pro forma is defined as the results of the Company as if the acquisition of Scripps Networks had occurred on January 1, 2017. Pro forma change for Total Company and the International Networks segment excludes the impact from foreign currency fluctuations. Refer to page 6 for the full list of pro forma adjustments and to pages 11-14 for full detail on pro forma operating results.

U.S. Networks’ revenues for the first quarter of 2019 increased 49% to $1,752 million on a reported basis compared with the prior year's quarter. On a pro forma combined basis, U.S. Networks' revenues increased 3%. Pro forma advertising revenues increased 4%, primarily driven by an increase in pricing and continued monetization of digital content offerings, partially offset by the impact of audience declines on our linear networks, in part driven by universe declines. Pro forma distribution revenues increased 4% primarily reflecting increases in contractual affiliate rates and additional carriage on streaming platforms toward the end of 2018, partially offset by a decline in overall subscribers as well as additional revenues from content deliveries under SVOD arrangements in the first quarter of 2018. On a pro forma combined basis, total portfolio subscribers for March 2019 were 4% lower than March 2018 while subscribers to our fully distributed networks were 1% lower.

U.S. Networks' operating expenses increased to $691 million on a reported basis compared with $522 million in the prior year's quarter. On a pro forma combined basis, total operating expenses decreased 12%, as costs of revenues decreased 11% and SG&A expenses decreased 13%. The decrease in costs of revenues was primarily attributable to content synergies related to the integration of Scripps Networks while the decrease in SG&A was primarily a result of lower personnel costs due to restructuring and the integration of Scripps Networks.

U.S. Networks' Adjusted OIBDA increased to $1,061 million on a reported basis compared with $652 million in the prior year's quarter. On a pro forma combined basis, Adjusted OIBDA increased 17%, driven by an increase in revenues combined with a decrease in operating expenses.

International Networks

(dollars in millions)	Three Months Ended March 31,
	2019	2018	Change	Pro Forma Change(1)
Revenues:
Advertising	$393	$385	2%	(6)%
Distribution	527	537	(2)%	1%
Other	32	176	(82)%	(81)%
Total revenues	$952	$1,098	(13)%	(15)%
Adjusted OIBDA	$219	$137	60%	46%

International Networks’ revenues for the first quarter of 2019 decreased 13% to $952 million on a reported basis compared with the prior year's quarter. Excluding the impact of foreign currency fluctuations, revenues decreased 7%. On a pro forma combined basis, excluding the impact of foreign currency fluctuations, International Networks' revenues decreased 15%, as a 1% increase in distribution revenues was more than offset by a 6% decrease in advertising revenues and an 81% decrease in Other revenues. The decrease in pro forma advertising revenues was primarily driven by the impact of the Olympics in 2018, partially offset by continued monetization of our digital content offerings. Pro forma distribution revenues increased primarily due to higher pricing in Latin America, growth in pricing, subscribers and higher digital subscription revenues in Europe, partially offset by declines in Asia primarily due to additional revenues in the prior year quarter from digital licensing. Other revenues decreased primarily due to the impact from sublicensing the Olympics in the first quarter of 2018.

(1)
Pro forma is defined as the results of the Company as if the acquisition of Scripps Networks had occurred on January 1, 2017. Pro forma change excludes the impact from foreign currency fluctuations. Refer to page 6 for the full list of pro forma adjustments and to pages 11-14 for full detail on pro forma operating results.

International Networks' operating expenses decreased to $733 million compared with $961 million on a reported basis in the prior year's quarter. Excluding the impact of foreign currency fluctuations, operating expenses decreased 19%. On a pro forma combined basis, excluding currency effects, operating expenses decreased 24%, as costs of revenues decreased 31%, primarily attributable to the impact of costs related to the Olympics in the first quarter of 2018, while SG&A decreased 3%, primarily due to higher marketing spending for the Olympics and costs associated with certain channel launches in Asia in the prior year quarter.

International Networks' Adjusted OIBDA increased 60% to $219 million on a reported basis compared with the prior year's quarter. Excluding the impact of foreign currency fluctuations, Adjusted AOIBDA increased 79%. On a pro forma combined basis, excluding currency effects, Adjusted OIBDA increased 46%, primarily driven by the decrease in costs of revenues.

Other

(dollars in millions)	Three Months Ended March 31,
	2019	2018	Change
Revenues	$3	$35	(91)%
Adjusted OIBDA	$1	$3	(67)%

The Other segment saw significant decreases in revenues and Adjusted OIBDA for the first quarter of 2019 primarily due to the sale of the education business.

Corporate and Inter-Segment Eliminations
Adjusted OIBDA for the first quarter of 2019 decreased 47% on a reported basis compared with the prior year's quarter. On a pro forma combined basis, Adjusted OIBDA decreased 18%, primarily due to higher professional service fees and higher technology costs.

OTHER ITEMS

Share Buyback Authorization
The Company's Board of Directors has authorized additional stock purchases of up to $1 billion. Under this stock authorization, management is authorized to purchase shares from time to time through open market purchases at prevailing prices or privately negotiated purchases subject to market conditions and other factors.

Play Sports Group
On January 8, 2019, the Company paid $41 million in cash to acquire a controlling interest in digital cycling platform Play Sports Group Limited, increasing Discovery's ownership stake from 20.1% to 70.7%. The Company recognized a gain of $8 million, which represents the difference between the carrying value and the fair value of the previously held 20.1% equity method investment.

Debt - Senior Notes
On March 21, 2019, the Company redeemed $411 million aggregate principal amount of its 5.625% senior notes that had an original maturity of August 15, 2019. The repayment included $5 million for premium over par on the 5.625% senior notes and resulted in a loss on extinguishment of debt of $5 million.

UKTV
On April 1, 2019, the Company announced a series of agreements with BBC, which included a ten-year licensing agreement, a new co-production deal and resolution of the UKTV joint venture in which the Company will take full control of three lifestyle channels - Good Food, Home, and Really. BBC will make payments to the Company totaling approximately $240 million based on exchange rates in effect on April 1, 2019, which includes payment related to the channels acquisition, repayment of a portion of the debt that is currently financed by the Company, and a portion of the cash currently on UKTV's balance sheet. The transaction for the unwinding of the UKTV joint venture is expected to close in the second quarter of 2019.

FULL YEAR 2019 OUTLOOK(1)
Discovery will provide forward-looking guidance in connection with this quarterly earnings announcement on its quarterly earnings conference call and webcast referenced hereafter.

NON-GAAP FINANCIAL MEASURES
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted EPS and free cash flow. These non-GAAP measures should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules on page 15 for reconciliations to the most comparable GAAP measures.

Adjusted OIBDA and Adjusted OIBDA Excluding the Impact of Currency Effects
The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) share-based compensation, (ii) depreciation and amortization, (iii) restructuring and other charges, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) certain inter-segment eliminations related to production studios, (vii) third-party transaction costs directly related to the acquisition and integration of Scripps Networks, and (viii) other items impacting comparability, such as the non-cash settlement of a withholding tax claim.

The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes share-based compensation, restructuring and other charges, certain impairment charges, gains and losses on business and asset dispositions and Scripps Networks transaction and integration costs from the calculation of Adjusted OIBDA due to their impact on comparability between periods. The Company also excludes depreciation of fixed assets and amortization of intangible assets, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Adjusted OIBDA should be considered in addition to, but not a substitute for, operating income, net income and other measures of financial performance reported in accordance with GAAP. Refer to the comments that follow for the methodology to calculate growth rates excluding foreign currency effects.

Effective January 1, 2019, our definition of Adjusted OIBDA was modified to exclude all share-based compensation, whereas only mark-to-market share-based compensation was excluded previously. Over time, the Company has moved to a higher percentage of equity classified awards (in lieu of liability classified awards, which require mark-to-market accounting) under its stock incentive plans and expects to continue this action in future periods. Since most equity classified awards are non-cash expenses not entirely under management control, the Company has elected to exclude all share-based compensation from Adjusted OIBDA beginning in 2019. The revised definition of Adjusted OIBDA will be used by our chief operating decision maker in evaluating segment performance in 2019. Accordingly, prior period amounts have been recast to reflect the current definition.

Adjusted EPS and Adjusted EPS Excluding the Impact of Currency Effects
Adjusted EPS is defined as earnings excluding the impact of amortization of acquisition-related intangible assets per diluted share. The Company believes Adjusted EPS is relevant to investors because this metric allows them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets that impact the comparability of results from period to period. Refer to the comments that follow for the methodology used to calculate growth rates excluding foreign currency effects.

(1) Discovery is unable to provide a reconciliation of the forward-looking guidance to GAAP measures as, at this time, Discovery cannot determine all of the adjustments that would be required.

Methodology for Calculating Growth Rates Excluding the Impact of Currency Effects
The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis (ex-FX), in addition to results reported in accordance with GAAP, provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with GAAP.

The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2019 Baseline Rate”), and the prior year amounts translated at the same 2019 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies.

Selling, General and Administrative Expense
Selling, general and administrative expenses exclude share-based compensation and Scripps Networks transaction and integration costs due to their impact on comparability between periods.

Free Cash Flow
The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Pro Forma Adjustments
The discussion and tables beginning on page 11 compare our actual and pro forma combined results as if the acquisition of Scripps Networks occurred on January 1, 2017. Management believes reviewing our actual operating results in addition to combined pro forma results is useful in identifying trends in, or reaching conclusions regarding, the overall operating performance of our businesses. Our combined U.S. Networks, International Networks and Corporate and Inter-Segment Eliminations pro forma information is based on the historical operating results of the respective businesses as applicable to each segment and includes adjustments directly attributable to the prior year acquisition of Scripps Networks as if it had occurred on January 1, 2017, such as:

1. The impact of the purchase price allocation to the fair value of assets, liabilities, and noncontrolling interests, such as intangible amortization;
2. Adjustments to remove items associated with the acquisition of Scripps Networks that will not have a continuing impact on the combined entity, such as transaction costs and the impact of employee retention agreements; and
3. Changes to align accounting policies.

Adjustments do not include costs related to integration activities, cost savings or synergies that have been or may be achieved by the combined businesses. Pro forma amounts are not necessarily indicative of what our results would have been had we operated the acquired businesses since January 1, 2017 and should not be taken as indicative of the Company's future consolidated results of operations.

Actual amounts for the three months ended March 31, 2019 include the results of operations for Discovery and Scripps Networks, which was acquired on March 6, 2018.

Certain updates were made to previously disclosed pro forma adjustments as a result of further information identified after May 10, 2018, the date the March 31, 2018 quarterly report on Form 10-Q was filed. These changes impact costs of revenue, depreciation and amortization and restructuring and other charges. The pro forma adjustments discussed above are inclusive of these updates and therefore may not reconcile to previously disclosed amounts.

CONFERENCE CALL INFORMATION
Discovery will host a conference call today, May 2, 2019 at 8:30 a.m. ET to discuss its first quarter results. To listen to the call, visit https://corporate.discovery.com or dial 1-844-452-2811 inside the U.S. and 1-574-990-9832 outside of the U.S., using conference passcode: DISCA.

CAUTIONARY STATEMENT CONCERNING FORWARD_LOOKING STATEMENTS
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on March 1, 2019.

Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in the Company's programming, strategic growth initiatives, and the effects of the Scripps Networks acquisition and related transactions. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ABOUT DISCOVERY
Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in 220 countries and territories and in nearly 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps; direct-to-consumer streaming services such as Eurosport Player and MotorTrend OnDemand; digital-first and social content from Group Nine Media; a landmark natural history and factual content partnership with the BBC; and a strategic alliance with PGA TOUR to create the international home of golf. Discovery’s portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, MotorTrend, Animal Planet, and Science Channel, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. For more information, please visit https://corporate.discovery.com and follow @DiscoveryIncTV across social platforms.

CONTACTS

Media Contact	Investor Relations Contacts
Nathaniel Brown (212) 548-5959	Andrew Slabin (212) 548-5544
nathaniel_brown@discovery.com	andrew_slabin@discovery.com

Jackie Burka (212) 548-5642
jackie_burka@discovery.com

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Revenues:
Advertising	$1,415	$1,012
Distribution	1,224	1,051
Other	68	244
Total revenues	2,707	2,307
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	930	1,060
Selling, general and administrative	626	609
Depreciation and amortization	372	193
Restructuring and other charges	5	241
Total costs and expenses	1,933	2,103
Operating income	774	204
Interest expense, net	(182)	(177)
Loss on extinguishment of debt	(5)	—
Income (loss) from equity investees, net	11	(22)
Other expense, net	(27)	(22)
Income (loss) before income taxes	571	(17)
Income tax (expense) benefit	(153)	20
Net income	418	3
Net income attributable to noncontrolling interests	(29)	(5)
Net income attributable to redeemable noncontrolling interests	(5)	(6)
Net income (loss) available to Discovery, Inc.	$384	$(8)
Net income (loss) per share allocated to Discovery, Inc. Series A, B and C common stockholders:
Basic	$0.53	$(0.01)
Diluted(1)	$0.53	$(0.01)
Weighted average shares outstanding:
Basic	524	422
Diluted(1)	714	609

(1)
Diluted shares adjust for the potential dilution that would occur if common stock equivalents, including convertible preferred stock and share-based awards, were converted into common stock or exercised.

DISCOVERY, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions, except par value)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$745	$986
Receivables, net	2,625	2,620
Content rights, net	364	313
Prepaid expenses and other current assets	291	312
Total current assets	4,025	4,231
Noncurrent content rights, net	3,098	3,069
Property and equipment, net	802	800
Goodwill, net	13,037	13,006
Intangible assets, net	9,366	9,674
Equity method investments, including note receivable	955	935
Other noncurrent assets	1,161	835
Total assets	$32,444	$32,550
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$314	$325
Accrued liabilities	1,538	1,604
Deferred revenues	236	249
Current portion of debt	1,387	1,819
Total current liabilities	3,475	3,997
Noncurrent portion of debt	14,956	14,974
Deferred income taxes	1,700	1,811
Other noncurrent liabilities	1,573	1,251
Total liabilities	21,704	22,033
Commitments and contingencies
Redeemable noncontrolling interests	440	415
Equity:
Discovery, Inc. stockholders’ equity:
Series A-1 convertible preferred stock: $0.01 par value; 8 shares authorized, issued and outstanding	—	—
Series C-1 convertible preferred stock: $0.01 par value; 6 shares authorized, issued and outstanding	—	—
Series A common stock: $0.01 par value; 1,700 shares authorized; 161 and 160 shares issued; and 158 and 157 shares outstanding	2	2
Series B convertible common stock: $0.01 par value; 100 shares authorized; 7 shares issued and outstanding	—	—
Series C common stock: $0.01 par value; 2,000 shares authorized; 525 and 524 shares issued; and 361 and 360 shares outstanding	5	5
Additional paid-in capital	10,670	10,647
Treasury stock, at cost: 167 shares	(6,737)	(6,737)
Retained earnings	5,663	5,254
Accumulated other comprehensive loss	(895)	(785)
Total Discovery, Inc. stockholders' equity	8,708	8,386
Noncontrolling interests	1,592	1,716
Total equity	10,300	10,102
Total liabilities and equity	$32,444	$32,550

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Three Months Ended March 31,
	2019	2018
Operating Activities
Net income	$418	$3
Adjustments to reconcile net income to cash provided by operating activities:
Share-based compensation expense	30	15
Depreciation and amortization	372	193
Content rights amortization and impairment	697	751
Remeasurement gain on previously held equity interest	(8)	—
Equity in earnings of equity method investee companies, net of cash distributions	3	36
Deferred income taxes	(43)	(35)
Other, net	44	67
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Receivables, net	(10)	(36)
Content rights and payables, net	(816)	(698)
Accounts payable and accrued liabilities	(211)	(171)
Prepaid income taxes and income taxes receivable	41	(42)
Foreign currency and other, net	25	77
Cash provided by operating activities	542	160
Investing Activities
Business acquisitions, net of cash acquired	(22)	(8,565)
Payments for investments, net	(34)	(22)
Purchases of property and equipment	(44)	(48)
Proceeds from (payments for) derivative instruments, net	5	(42)
Other investing activities, net	1	2
Cash used in investing activities	(94)	(8,675)
Financing Activities
Borrowings under term loan facilities	—	2,000
Principal repayments of debt, including discount payment and premiums to par value	(453)	—
Principal repayments of finance lease obligations	(17)	(13)
Distributions to noncontrolling interests and redeemable noncontrolling interests	(163)	(2)
Share-based plan (payments) proceeds, net	(15)	23
(Repayments) borrowings under program financing line of credit, net	(3)	22
Other financing activities, net	(1)	(11)
Cash (used in) provided by financing activities	(652)	2,019
Effect of exchange rate changes on cash and cash equivalents	(37)	(1)
Net change in cash and cash equivalents	(241)	(6,497)
Cash and cash equivalents, beginning of period	986	7,309
Cash and cash equivalents, end of period	$745	$812

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
UNAUDITED SELECTED PRO FORMA FINANCIALS(1,2)
(unaudited; amounts in millions)

TOTAL COMPANY REPORTED AND PRO FORMA FINANCIAL RESULTS

	Three Months Ended March 31,
	2019	2018			Actual Change		Pro Forma Combined Change		Pro Forma Ex-FX(3)
	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%	%
Revenues:
Advertising	$1,415	$1,012	$425	$1,437	$403	40%	$(22)	(2)%	1%
Distribution	1,224	1,051	177	1,228	173	16%	(4)	—%	3%
Other	68	244	21	265	(176)	(72)%	(197)	(74)%	(73)%
Total revenues	2,707	2,307	623	2,930	400	17%	(223)	(8)%	(5)%
Costs of revenues, excluding depreciation and amortization	930	1,060	200	1,260	(130)	(12)%	(330)	(26)%	(24)%
Selling, general and administrative	618	538	155	693	80	15%	(75)	(11)%	(7)%
Adjusted OIBDA(4)	$1,159	$709	$268	$977	$450	63%	$182	19%	21%

RECONCILIATION OF TOTAL COMPANY REPORTED AND PRO FORMA OPERATING INCOME TO ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

	Three Months Ended March 31,
	2019	2018			Actual Change		Pro Forma Combined Change
	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Operating income (loss)	$774	$204	$147	$351	$570	NM	$423	NM
Restructuring and other charges	5	241	10	251	(236)	(98)%	(246)	(98)%
Depreciation and amortization	372	193	134	327	179	93%	45	14%
Share-based compensation	30	15	6	21	15	NM	9	43%
Scripps Networks transaction and integration costs	7	56	(28)	28	(49)	(88)%	(21)	(75)%
Settlement of a withholding tax claim	(29)	—	—	—	(29)	NM	(29)	NM
Inter-segment eliminations	—	—	(1)	(1)	—	NM	1	NM
Adjusted OIBDA(4)	$1,159	$709	$268	$977	$450	63%	$182	19%

(1)	Pro forma is defined as the results of the Company as if the acquisition of Scripps Networks had occurred on January 1, 2017. Refer to page 6 for full list of adjustments to pro forma results.
(2)
Certain updates were made to previously disclosed pro forma adjustments as a result of further information identified after May 10, 2018, the date our March 31, 2018 quarterly report on Form 10-Q was filed. These changes impact the costs of revenue, depreciation and amortization, and restructuring and other charges line items. The pro forma adjustments disclosed above are inclusive of these updates and therefore may not reconcile to previously disclosed amounts.

(3)	Refer to page 6 for our methodology for calculating growth rates excluding the impact of currency effects.
(4)	See full definition of Adjusted OIBDA on page 5.
NM: Not Meaningful

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
UNAUDITED SELECTED PRO FORMA FINANCIALS(1,2)
(unaudited; amounts in millions)

U.S. NETWORKS REPORTED AND PRO FORMA FINANCIAL RESULTS

	Three Months Ended March 31,
	2019	2018			Actual Change		Pro Forma Combined Change
	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Revenues:
Advertising	$1,022	$627	$356	$983	$395	63%	$39	4%
Distribution	697	514	156	670	183	36%	27	4%
Other	33	33	7	40	—	—%	(7)	(18)%
Total revenues	1,752	1,174	519	1,693	578	49%	59	3%
Costs of revenues, excluding depreciation and amortization	422	321	153	474	101	31%	(52)	(11)%
Selling, general and administrative	269	201	108	309	68	34%	(40)	(13)%
Adjusted OIBDA(3)	$1,061	$652	$258	$910	$409	63%	$151	17%

RECONCILIATION OF U.S. NETWORKS REPORTED AND PRO FORMA OPERATING INCOME TO ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

	Three Months Ended March 31,
	2019	2018			Actual Change		Pro Forma Combined Change
	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Operating income	$787	$515	$140	$655	$272	53%	$132	20%
Share-based compensation	—	—	2	2	—	NM	(2)	NM
Depreciation and amortization	273	100	114	214	173	NM	59	28%
Restructuring and other charges	4	34	6	40	(30)	(88)%	(36)	(90)%
Inter-segment eliminations	(3)	3	(4)	(1)	(6)	NM	(2)	NM
Adjusted OIBDA(3)	$1,061	$652	$258	$910	$409	63%	$151	17%

(1)	Pro forma is defined as the results of the Company as if the acquisition of Scripps Networks had occurred on January 1, 2017. Refer to page 6 for full list of adjustments to pro forma results.
(2)
Certain updates were made to previously disclosed pro forma adjustments as a result of further information identified after May 10, 2018, the date our March 31, 2018 quarterly report on Form 10-Q was filed. These changes impact the costs of revenue, depreciation and amortization, and restructuring and other charges line items. The pro forma adjustments disclosed above are inclusive of these updates and therefore may not reconcile to previously disclosed amounts.

(3)	See full definition of Adjusted OIBDA on page 5.
NM: Not Meaningful

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
UNAUDITED SELECTED PRO FORMA FINANCIALS(1,2)
(unaudited; amounts in millions)

INTERNATIONAL NETWORKS REPORTED AND PRO FORMA FINANCIAL RESULTS

	Three Months Ended March 31,
	2019	2018			Actual Change		Pro Forma Combined Change		Pro Forma Ex-FX(3)
	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%	%
Revenues:
Advertising	$393	$385	$69	$454	$8	2%	$(61)	(13)%	(6)%
Distribution	527	537	21	558	(10)	(2)%	(31)	(6)%	1%
Other	32	176	14	190	(144)	(82)%	(158)	(83)%	(81)%
Total revenues	952	1,098	104	1,202	(146)	(13)%	(250)	(21)%	(15)%
Costs of revenues, excluding depreciation and amortization	507	727	47	774	(220)	(30)%	(267)	(34)%	(31)%
Selling, general and administrative	226	234	27	261	(8)	(3)%	(35)	(13)%	(3)%
Adjusted OIBDA(4)	$219	$137	$30	$167	$82	60%	$52	31%	46%

RECONCILIATION OF INTERNATIONAL NETWORKS OPERATING INCOME TO PRO FORMA ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

	Three Months Ended March 31,
	2019	2018			Actual Change		Pro Forma Combined Change
	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Operating income (loss)	$159	$(31)	$6	$(25)	$190	NM	$184	NM
Depreciation and amortization	82	67	19	86	15	22%	(4)	(5)%
Restructuring and other charges	4	100	2	102	(96)	(96)%	(98)	(96)%
Inter-segment eliminations	3	1	3	4	2	NM	(1)	(25)%
Settlement of a withholding tax claim	(29)	—	—	—	(29)	NM	(29)	NM
Adjusted OIBDA(4)	$219	$137	$30	$167	$82	60%	$52	31%

(1)	Pro forma is defined as the results of the Company as if the acquisition of Scripps Networks had occurred on January 1, 2017. Refer to page 6 for full list of adjustments to pro forma results.
(2)
Certain updates were made to previously disclosed pro forma adjustments as a result of further information identified after May 10, 2018, the date our March 31, 2018 quarterly report on Form 10-Q was filed. These changes impact the costs of revenue, depreciation and amortization, and restructuring and other charges line items. The pro forma adjustments disclosed above are inclusive of these updates and therefore may not reconcile to previously disclosed amounts.

(3)	Refer to page 6 for our methodology for calculating growth rates excluding the impact of currency effects.
(4)	See full definition of Adjusted OIBDA on page 5.
NM: Not Meaningful

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
UNAUDITED SELECTED PRO FORMA FINANCIALS(1,2)
(unaudited; amounts in millions)

CORPORATE AND INTER-SEGMENT ELIMINATIONS REPORTED AND PRO FORMA FINANCIAL RESULTS

	Three Months Ended March 31,
	2019	2018			Actual Change		Pro Forma Combined Change
	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Costs of revenues, excluding depreciation and amortization	$1	$1	$—	$1	$—	—%	$—	—%
Selling, general and administrative	121	82	20	102	39	48%	19	19%
Adjusted OIBDA(3)	$(122)	$(83)	$(20)	$(103)	$(39)	(47)%	(19)	(18)%

RECONCILIATION OF CORPORATE AND INTER-SEGMENT ELIMINATIONS OPERATING INCOME TO PRO FORMA ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

	Three Months Ended March 31,
	2019	2018			Actual Change		Pro Forma Combined Change
	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	$	%	$	%
Operating loss	$(175)	$(285)	$1	$(284)	$110	39%	$109	38%
Share-based compensation	30	15	4	19	15	NM	11	58%
Depreciation and amortization	17	24	1	25	(7)	(29)%	(8)	(32)%
Restructuring and other charges	(3)	107	2	109	(110)	NM	(112)	NM
Scripps Networks transaction and integration costs	7	56	(28)	28	(49)	(88)%	(21)	(75)%
Inter-segment eliminations	2	—	—	—	2	—%	2	—%
Adjusted OIBDA(3)	$(122)	$(83)	$(20)	$(103)	$(39)	(47)%	$(19)	(18)%

(1)	Pro forma is defined as the results of the Company as if the acquisition of Scripps Networks had occurred on January 1, 2017. Refer to page 6 for full list of adjustments to pro forma results.
(2)
Certain updates were made to previously disclosed pro forma adjustments as a result of further information identified after May 10, 2018, the date our March 31, 2018 quarterly report on Form 10-Q was filed. These changes impact the costs of revenue, depreciation and amortization, and restructuring and other charges line items. The pro forma adjustments disclosed above are inclusive of these updates and therefore may not reconcile to previously disclosed amounts.

(3)	See full definition of Adjusted OIBDA on page 5.
NM: Not Meaningful

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended March 31, 2019
	U.S. Networks	International Networks	Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery, Inc.					$384
Net income attributable to redeemable noncontrolling interests					5
Net income attributable to noncontrolling interests					29
Income tax expense					153
Other expense, net					27
Income from equity investees, net					(11)
Loss on extinguishment of debt					5
Interest expense, net					182
Operating income (loss)	$787	$159	$3	$(175)	$774
Share-based compensation	—	—	—	30	30
Depreciation and amortization	273	82	—	17	372
Restructuring and other charges	4	4	—	(3)	5
Scripps Networks transaction and integration costs	—	—	—	7	7
Settlement of a withholding tax claim	—	(29)	—	—	(29)
Inter-segment eliminations	(3)	3	(2)	2	—
Total Adjusted OIBDA	$1,061	$219	$1	$(122)	$1,159

	Three Months Ended March 31, 2018
	U.S. Networks	International Networks	Other	Corporate and Inter-Segment Eliminations	Total
Net loss available to Discovery, Inc.					$(8)
Net income attributable to redeemable noncontrolling interests					6
Net income attributable to noncontrolling interests					5
Income tax (benefit)					(20)
Other expense, net					22
(Income) loss from equity investees, net					22
Interest expense, net					177
Operating income (loss)	$515	$(31)	$5	$(285)	$204
Share-based compensation	—	—	—	15	15
Depreciation and amortization	100	67	2	24	193
Restructuring and other charges	34	100	—	107	241
Scripps Networks transaction and integration costs	—	—	—	56	56
Inter-segment eliminations	3	1	(4)	—	—
Total Adjusted OIBDA	$652	$137	$3	$(83)	$709

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

EARNINGS PER SHARE

	Three Months Ended March 31,
	2019	2018
Numerator:
Net income	$418	$3
Less:
Allocation of undistributed (income) loss to Series A-1 convertible preferred stock	(38)	1
Net income attributable to noncontrolling interests	(29)	(5)
Net income attributable to redeemable noncontrolling interests	(5)	(6)
Redeemable noncontrolling interest adjustments to redemption value	(5)	—
Net income (loss) allocated to Discovery, Inc. Series A, B and C common and Series C-1 convertible preferred stockholders for basic net income per share	$341	$(7)

Allocation of net income (loss) to Discovery, Inc. Series A, B and C common stockholders and Series C-1 convertible preferred stockholders for basic net income per share:
Series A, B and C common stockholders	279	(6)
Series C-1 convertible preferred stockholders	62	(1)
Total	341	(7)
Add:
Allocation of undistributed income (loss) to Series A-1 convertible preferred stockholders	38	(1)
Net income (loss) allocated to Discovery, Inc. Series A, B and C common stockholders for diluted net income per share	$379	$(8)

Denominator — weighted average:
Series A, B and C common shares outstanding — basic	524	422
Impact of assumed preferred stock conversion	187	187
Dilutive effect of share-based awards	3	—
Series A, B and C common shares outstanding — diluted	714	609
Series C-1 convertible preferred stock outstanding — basic and diluted	6	6

Basic net income (loss) per share allocated to Discovery, Inc. Series A, B and C common and Series C-1 convertible preferred stockholders:
Series A, B and C common stockholders	$0.53	$(0.01)
Series C-1 convertible preferred stockholders	$10.31	$(0.25)

Diluted net income (loss) per share allocated to Discovery, Inc. Series A, B and C common and Series C-1 convertible preferred stockholders:
Series A, B and C common stockholders	$0.53	$(0.01)
Series C-1 convertible preferred stockholders	$10.27	$(0.25)

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

CALCULATION OF ADJUSTED EARNINGS PER DILUTED SHARE

	Three Months Ended March 31,
	2019	2018	Change
Diluted net income per share available to Discovery, Inc. Series A, B and C common stockholders	$0.53	$(0.01)	$0.54
Per share impact of amortization of acquisition-related intangible assets, net of tax	0.34	0.17	0.17
Adjusted earnings per diluted share	$0.87	$0.16	$0.71

CALCULATION OF FREE CASH FLOW

	Three Months Ended March 31,
	2019	2018	Change	% Change
Cash provided by operating activities	$542	$160	$382	NM
Purchases of property and equipment	(44)	(48)	4	(8)%
Free cash flow	$498	$112	$386	NM

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

BORROWINGS

	March 31, 2019	December 31, 2018
5.625% Senior notes, semi-annual interest, due August 2019	$—	$411
2.200% Senior notes, semi-annual interest, due September 2019	500	500
Floating rate notes, quarterly interest, due September 2019	400	400
2.750% Senior notes, semi-annual interest, due November 2019	477	500
2.800% Senior notes, semi-annual interest, due June 2020	600	600
5.050% Senior notes, semi-annual interest, due June 2020	789	789
4.375% Senior notes, semi-annual interest, due June 2021	640	650
2.375% Senior notes, euro denominated, annual interest, due March 2022	337	344
3.300% Senior notes, semi-annual interest, due May 2022	496	500
3.500% Senior notes, semi-annual interest, due June 2022	400	400
2.950% Senior notes, semi-annual interest, due March 2023	1,185	1,185
3.250% Senior notes, semi-annual interest, due April 2023	350	350
3.800% Senior notes, semi-annual interest, due March 2024	450	450
2.500% Senior notes, sterling denominated, annual interest, due September 2024	525	507
3.900% Senior notes, semi-annual interest, due November 2024	497	497
3.450% Senior notes, semi-annual interest, due March 2025	300	300
3.950% Senior notes, semi-annual interest, due June 2025	500	500
4.900% Senior notes, semi-annual interest, due March 2026	700	700
1.900% Senior notes, euro denominated, annual interest, due March 2027	674	688
3.950% Senior notes, semi-annual interest, due March 2028	1,700	1,700
5.000% Senior notes, semi-annual interest, due September 2037	1,250	1,250
6.350% Senior notes, semi-annual interest, due June 2040	850	850
4.950% Senior notes, semi-annual interest, due May 2042	500	500
4.875% Senior notes, semi-annual interest, due April 2043	850	850
5.200% Senior notes, semi-annual interest, due September 2047	1,250	1,250
Revolving credit facility	225	225
Program financing line of credit	19	22
Total debt(1)	16,464	16,918
Unamortized discount, premium and debt issuance costs, net	(121)	(125)
Debt, net of unamortized discount, premium and debt issuance costs	16,343	16,793
Current portion of debt	(1,387)	(1,819)
Noncurrent portion of debt	$14,956	$14,974

(1) As a result of the adoption of ASU 2016-02, capital lease obligations totaling $252 million as of December 31, 2018 (known as finance lease liabilities effective January 1, 2019) were reclassified to components of "Accrued liabilities" and "Other noncurrent liabilities" on the consolidated balance sheet to conform with the new presentation.